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                                                                     Exhibit 5.1


                              Dewey Ballantine LLP
                          1301 Avenue of the Americas
                               New York, NY 10019
                                 (212) 259-8000







                                  June 4, 1999


Interliant Inc.
215 First Street
Cambridge, Massachusetts  02142


Ladies and Gentlemen:

            We are acting as counsel for Interliant Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-1 (Registration No. 333-74403) (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), for purposes of registering under the Act up to 8,050,000 shares of common stock (the "Shares"), par value $0.01 per share, of the Company (including 1,050,000 shares that are subject to sale by the Company pursuant to the underwriters' over-allotment option).

            We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, such corporate records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed appropriate as a basis for the opinions expressed below. In such examination, we have assumed the authenticity of all documents presented to us as originals, the conformity to the originals of all documents presented to us as copies, and the authenticity of the originals of such latter documents.

            Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the U.S. and International Purchase Agreements filed as Exhibits 1.1 and 1.2, respectively, to the Registration Statement, will be validly issued, fully paid and nonassessable.

            Our opinion set forth herein is limited in all cases to matters arising under the General Corporation Law of the State of Delaware and judicial interpretations thereof. We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                    Very truly yours,

                                    /s/ Dewey Ballantine LLP